Exhibit 3.2(b)(i)
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                                     BYLAWS
                                       OF
                          ALBUQUERQUE INVESTMENTS, INC.


                                   ARTICLES I
                                     OFFICES

               SECTION 1.01 BUSINESS OFFICES. The principal office of the Corporation shall be located in Albuquerque, New Mexico. The Corporation may have such other offices, either within or outside New Mexico, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

               SECTION 1.02 REGISTERED OFFICE. The registered office of the Corporation required by the New Mexico Business Corporation Act to be maintained in New Mexico may be, but need not be, identical with the principal office if in New Mexico, and the address of the registered office may be changed from time to time as provided by law.


                                   ARTICLE II
                                  SHAREHOLDERS

               SECTION 2.01 ANNUAL MEETING. An annual meeting of the shareholders shall be held at 10:00 o'clock a.m. on the first Monday in the month of November in each year, or on such other date as may be determined by the Board of Directors, beginning with the year 1990, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these By-laws shall not invalidate any action taken by the Board of Directors or officers of the Corporation, nor shall it work a forfeiture or dissolution of the Corporation.

               SECTION 2.02 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the President, and shall be called by the President or by the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning not less than one-tenth of all the out




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     standing capital stock of the Corporation issued and outstanding and entitled to vote. Such shareholders' request shall state the purpose or purposes of the proposed meeting.

               SECTION 2.03 PLACE OF MEETINGS. Each meeting of the shareholders shall be held at such place, either within or without the State of New Mexico, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the Corporation.

               SECTION 2.04 NOTICE OF MEETINGS. Written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, either personally or by first class mail, postage prepaid, by or at the direction of the President, or the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to notice of such meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting, except that if the authorized shares of the Corporation are to be increased, at least thirty (30) days' notice shall be given, and if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation not in the regular course of business is to be voted on, at least twenty (20) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to each shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three (3) successive notices mailed to the last-known address of any shareholder of record are returned as undeliverable no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. If requested by a person or persons, other than the Corporation, lawfully calling a meeting, the Secretary shall give notice of such meeting at corporate expense. If a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting, unless the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed, in either of which cases notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

               SECTION 2.05 WAIVER OF NOTICE. Whenever notice is required by law, the Articles of Incorporation or these By-laws to be given to any shareholder, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a shareholder (a) waives objection to lack of notice or defective





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     notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the shareholder objects to considering the matter when it is presented.

               SECTION 2.06 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of the shareholders, not less than ten
     (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

               SECTION 2.07 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten
     (10) days before such meeting, this record shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder for any purpose germane to the






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     meeting at any time during usual business hours.  Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

               SECTION 2.08 PROXIES. At any meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the please of the shareholder executing it, unless otherwise specifically provided in the proxy.

               SECTION 2.09 QUORUM AND MANNER OF ACTING. At all meetings of shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the Articles of Incorporation or these By-laws. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum. If any action taken (other than adjournment) is approved by a majority vote of the shares present at the time of the vote, such action shall be approved and valid, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the Articles of Incorporation or these By-laws. In the absence of a quorum at any meeting of the shareholders, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days at any one adjournment. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

               SECTION 2.10 EXTRAORDINARY MATTERS. Notwithstanding the provisions of Section 2.09, the following actions shall require the affirmative vote or concurrence of two-thirds of all of the outstanding shares of the Corporation (or of each class if class voting is required by the law or the Articles of Incorporation) entitled to vote thereon: (i) adopting an amendment or




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     amendments to the Articles of Incorporation, (ii) lending money to, guaranteeing the obligations of or otherwise assisting any of the Directors of the Corporation or of any other Corporation the majority of whose voting capital stock is owned by the Corporation, (iii) authorizing the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation, with or without its goodwill, not in the usual and regular course of business, (iv) approving a plan of merger, consolidation or exchange that is required to be approved by the shareholders, (v) adopting a resolution submitted by the Board of Directors to dissolve the Corporation, and (vi) adopting a resolution submitted by the Board of Directors to revoke voluntary dissolution proceedings.

               SECTION 2.11 VOTING OF SHARES. Each outstanding share of record entitled to vote, regardless of class, is entitled to one vote, and each outstanding fractional share of record is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 2.13, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by law or by resolution of the Board of Directors pursuant to authority granted by the Articles of Incorporation. In the election of Directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

               SECTION 2.12  VOTING OF SHARES BY CERTAIN HOLDERS.

                    (a) SHARES HELD OR CONTROLLED BY THE CORPORATION. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                    (b) SHARES HELD BY ANOTHER CORPORATION. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

                    (c) SHARES HELD BY MORE THAN ONE PERSON. Shares standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effects: (i) if only one person votes, his act binds all; (ii) if two or more persons vote, the act of the majority so




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     voting binds all; (iii) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of New Mexico to appoint an additional person to act with the persons so voting the shares, in which case the shares shall be voted as determined by a majority of such persons; and
     (iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph (iii) shall be a majority or even split in interest. The foregoing effects of voting shall not be applicable if the Secretary of the Corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternative voting provisions are stated.

                    (d)  SHARES HELD IN TRUST OR BY A PERSONAL
     REPRESENTATIVE. Shares held by an administrator, executor, guardian, conservator or other personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                    (e) SHARES HELD BY A RECEIVER OR BANKRUPTCY TRUSTEE. Shares standing in the name of a receiver or a bankruptcy trustee may be voted by such receiver or trustee, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by such receiver or trustee without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver or trustee was appointed.

                    (f) PLEDGED SHARES. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                    (g) SHARES HELD BY LIFE TENANT. Shares standing in the name of a person as a life tenant may be voted by him, either in person or by proxy.

                    (h) REDEEMABLE SHARES CALLED FOR REDEMPTION. Redeemable shares that have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.





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               SECTION 2.13  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when all shareholders entitled to vote have signed the consent. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. All consents signed pursuant to this Section 2.13 shall be delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the corporate records.

               SECTION 2.14 VOTING. Upon the demand of any shareholder or shareholders entitled to vote who own ten percent (10%) or more of the shares entitled to vote, the vote for the election of Directors and the vote upon any question before the meeting shall be by ballot.


                                   ARTICLE III
                               BOARD OF DIRECTORS

               SECTION 3.01 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided by law, the Articles of Incorporation or these By-laws.

               SECTION 3.02 NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall not be fewer than the minimum required by law. The exact number of Directors may be fixed, increased or decreased by the shareholders or by a Board of Directors' resolution. Directors shall be elected at each annual meeting of the shareholders or at any meeting of the shareholders held in lieu of such annual meeting, which meeting, for the purposes of these By-laws, shall be deemed the annual meeting. The election shall be decided by majority vote. Each Director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Directors must be at least eighteen years old but need not be residents of New Mexico or shareholders of the Corporation.

               SECTION 3.03 RESIGNATION. Any Director may resign at any time by giving written notice to the President or to the




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     Board of Directors.  A Director's resignation shall take effect at the time specified in the notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 3.04 REMOVAL. At a meeting called expressly for that purpose, the entire Board of Directors or any lesser number may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of Directors; except that if the holders of shares of any class of stock are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, the provisions of this section shall apply, with respect to the removal of a Director or Directors so elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

               SECTION 3.05 VACANCIES. Any vacancy occurring in the Board of Directors, other than vacancies due to an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum, or by the affirmative vote of two Directors if there are only two Directors remaining, or by a sole remaining Director, or by the shareholders if there are no Directors remaining. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by the shareholders, and a Director so chosen shall hold office for the term specified in Section 3.02 above.

               SECTION 3.06 FIRST MEETING OF NEWLY ELECTED DIRECTORS. The first meeting of the newly elected Board of Directors, for the purpose of organization, electing officers and for the transaction of such other business as may come before the meeting, shall be held immediately after the annual meeting of shareholders, provided a majority of the members elected be present and that any action taken at such meeting shall be by a majority vote of the whole Board. If a majority of the members elected shall not be present at that time, or if the Directors shall fail to elect officers because of a failure to obtain a majority vote of the whole Board, the said first meeting of the Board shall then be held within thirty (30) days after the annual meeting of shareholders upon three (3) days' notice by mail or one (1) day by telephone or telegraph.

               SECTION 3.07 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at any place or places within or without the State of New Mexico, on such days and at such hours as the Board of Directors may, by resolution, appoint.




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               SECTION 3.08  NOTICE OF REGULAR MEETINGS OF DIRECTORS.  No
     notice shall be required to be given of any regular meeting of the Board of Directors.

               SECTION 3.09 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place, either within or without the State of New Mexico, for holding any special meeting of the Board called by them.

               SECTION 3.10 NOTICE OF SPECIAL MEETINGS OF DIRECTORS. Notice of each special meeting of the Board of Directors, stating the place, day and hour thereof, shall be given by the Chairman of the Board, the President, the Secretary, or by any two (2) members of the Board to each Director not less than three (3) days by mail or one (1) day by telephone, telegraph, or in person. The method of notice need not be the same to each Director. Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with first class postage thereon prepaid, addressed to the Director at his business or residence address; if personally delivered, when delivered to the Director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the Director. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

               SECTION 3.11 WAIVER OF NOTICE. Whenever notice is required by law, the Articles of Incorporation or these By-laws to be given to the Directors, a waiver thereof in writing signed by the Director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending or participating in a meeting, a Director waives any required notice of such meeting unless, at the beginning of the meeting, he objects to the holding of the meeting or the transacting of business at the meeting.

               SECTION 3.12 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting, contemporaneously requests that his dissent to the action taken be entered in the minutes of such meeting or gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken




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     at a meeting of the Board or committee thereof is not available to a
     Director who votes in favor of such action.

               SECTION 3.13 QUORUM AND MANNER OF ACTING. Except as otherwise may be required by law, the Articles of Incorporation or these By-laws, a majority of the number of Directors fixed by Section 3.02, present in person, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A quorum, once attained by a meeting, shall be deemed to continue until adjournment notwithstanding a voluntary withdrawal of enough Directors to leave less than a quorum and the vote of a majority of the Directors present at the time of a vote at a meeting at which a quorum is present or was obtained shall be the act of the Board of Directors, unless a greater than majority vote is required by law, the Articles of Incorporation or these By-laws. If less than such majority is present at the commencement of a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No Director may vote or act by proxy or power of attorney at any meeting of Directors.

               SECTION 3.14 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one (1) or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority to (a) declare dividends or distributions; (b) approve, recommend or submit to the shareholders actions or proposals required by law to be approved by the shareholders; (c) fill vacancies on the Board of Directors or any committee thereof, including any committee authorized by this Section 3.14; (d) amend the By-laws; (e) approve a plan of merger not requiring shareholder approval; (f) reduce earned or capital surplus;
     (g) authorize or approve the reacquisition of shares of the Cor-poration, unless pursuant to a general formula or method specified by the Board of Directors; or (h) authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the Corporation's stock or designate the terms of a series of a class of shares. The delegation of authority to any committee shall not operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law. Rules governing procedures for meetings of any committee of the Board shall be as established by the committee, or in the absence thereof by the Board of Directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the




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     Board of Directors when required and submitted to the Secretary of the
     Corporation for inclusion in the corporate records.

               SECTION 3.15 COMPENSATION. No Director, as such, shall receive any salary for their services, but by resolution of the Board of Directors, notwithstanding any personal interest of a Director in such action, a Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and each meeting of any committee of the Board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary, or both a fixed sum and a stated salary. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

               SECTION 3.16 MEETINGS OR PARTICIPATION THEREIN BY MEANS OF COMMUNICATION EQUIPMENT. Unless otherwise provided by the Articles of Incorporation, one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and be heard by each other at the same time. Such participation shall constitute presence in person at the meeting.

               SECTION 3.17 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or committee members. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the Directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein is effective when all Directors or committee members have signed the consent. All consents signed pursuant to this
     Section 3.17 shall be delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the corporate records.

               SECTION 3.18 CHAIRMAN AND VICE-CHAIRMAN. The Board of Directors may by resolution elect from the members of the Board of Directors a Chairman to preside at meetings of the Board of Directors and of shareholders; to coordinate the activities and responsibilities of the Board; and to take such other action as is necessary on behalf of the Board including recommendations of executive committees and nominations of members to serve on such committees. The Board of Directors may also elect a Vice-Chairman to serve in the absence of the Chairman and to assist him in the performance of his duties. The Chairman and Vice-




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     Chairman may receive compensation for their services if authorized by the Board of Directors.


                                   ARTICLE IV
                               OFFICERS AND AGENTS

               SECTION 4.01 NUMBER AND QUALIFICATIONS. The officers of the Corporation shall consist of a President, a Vice-President, a Secretary, a Treasurer and such other officers, assistant officers and agents, including a Chairman of the Board, an Executive Vice-President, additional Vice-Presidents, a controller, assistant secretaries and assistant treasurers, as may from time to time be elected or appointed by the Board. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of President and Secretary. All officers must be at least eighteen years old.

               SECTION 4.02 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. The Chairman of the Board and the President shall be elected from among the Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation or removal.

               SECTION 4.03 SALARIES. The salaries of the officers shall be as fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation. No officer shall be entitled to compensation for his services as an officer unless and until fixed by resolution of the Board of Directors.

               SECTION 4.04 RESIGNATION. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation by giving written notice to the Chairman of the Board, the President or the Board of Directors. An officer's resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 4.05 REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

               SECTION 4.06 VACANCIES. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term at any regular or special meeting.

               SECTION 4.07 AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the Chairman, the President, the Board of Directors or these By-laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                    (a) PRESIDENT. The President shall, subject to the direction and supervision of the Board of Directors: (i) be the Chief Executive Officer of the Corporation and have general and active control of its day to day operations and supervision of its officers, agents and employees; (ii) in the absence of the Chairman or of the Board (or Vice-Chairman if one is elected) (which absence shall include refusal or inability to act) or if no Chairman or Vice-Chairman of the Board has been elected, preside at all meetings of the shareholders and the Board of Directors and perform the duties of and have all of the powers of and be subject to all of the restrictions upon the Chairman of the Board; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and
     (iv) perform all other duties incident to the office of President and Chief Executive Officer and as from time to time may be assigned to him by the Board of Directors.

                    (b) VICE-PRESIDENTS. The Vice-President, or if there is more than one then each Vice-President, shall assist the President and shall perform such duties as may be assigned to him by the President, the Chairman of the Board, or by the Board of Directors. The Executive Vice-President, if there is one (or if there is none then the Vice-President designated by the Board of Directors, or if there be no such designation then the Vice- Presidents in order of their election), shall, at the request of the President, or in his absence or inability or refusal to act, perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

                    (c) SECRETARY. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders, the Board of Directors and any committees of the Board; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep at the Corporation's registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Chairman, or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

                    (d) TREASURER. The Treasurer shall: (i) be the principal financial officer of the Corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts and acquittances for monies paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the President, the Chairman of the Board and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Board of Directors or the President. Assistant treasurers, if any, shall have the same powers and duties, subject to supervision by the Treasurer.

               SECTION 4.08 OTHER OFFICERS. The Board may appoint such committees and officers as it shall determine, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               SECTION 4.09 DELEGATION OF DUTIES. In case of the absence or inability of any officer to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any Director or other person whom the Board may select.

               SECTION 4.10 SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corpora tion of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


                                    ARTICLE V
                                      STOCK

               SECTION 5.01 ISSUANCE OF SHARES. The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors, except as otherwise may be provided by law. No shares shall be issued until full consideration has been received therefor and such shares shall thereafter be fully paid and nonassessable. Every issuance of shares shall be recorded in stock books maintained for such purpose by or on behalf of the Corporation.

               SECTION 5.02 CERTIFICATES FOR SHARES. The shares of stock of the Corporation shall be represented by consecutively numbered certificates signed in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an assistant Treasurer or by the Secretary or an assistant Secretary, and shall be sealed with the seal of the Corporation or with a facsimile thereof. The signatures of the Corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, both of which may be the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.

               SECTION 5.03 FRACTIONAL SHARES. Whenever any fractional interests would, but for this Section 5.03, be created with respect to any shares of the Corporation's stock, the Corporation, at the discretion of the Directors, lay, but shall not be obligated or required to, issue fractions of a share. If the Corporation chooses not to issue fractions it shall either (a) arrange for the disposition of the fractional interests by those entitled thereto, or (b) pay in cash the fair value, as determined by the Directors, of the fractional interests as of the time those entitled to such fractions are determined, or (c) issue scrip in registered or bearer form upon the terms and conditions consistent with law as determined by the Directors and entitling the holder thereof to receive a full share upon the surrender of scrip aggregating a full share. The Corporation shall not be obligated to make any transfer of shares, even if presentation for such transfer is otherwise proper as provided in Section 5.06, if such transfer would create a fractional interest in a share of stock.

               SECTION 5.04 CONSIDERATION FOR SHARES. Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the Corporation, but neither the promissory note of a subscriber or direct purchaser of shares from the Corporation, nor the unsecured or nonnegotiable promissory note of any other person, nor future services shall constitute payment or part payment for shares. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board.

               SECTION 5.05 LOST OR DESTROYED CERTIFICATES. In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

               SECTION 5.06  TRANSFER OF SHARES.  Except as provided in
     Section 5.03 regarding fractional shares and subject to any transfer restrictions set forth or referred to on the certificate of stock or of which the Corporation otherwise has notice, shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof, personally or by his duly authorized legal representative or other appropriate person as permitted by law, upon presentation to the Corporation or to the Corporation's transfer agent of a certificate of stock signed by, or accompanied by a separate assignment from, the holder of record thereof or his duly authorized legal representative or other appropriate person as permitted by law. The Corporation may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Corporation that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, payment of all taxes, if any, therefor and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Corporation.

               SECTION 5.07 RETURNED CERTIFICATES. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary or the Corporation's transfer agent or registrar "Cancelled" with the date of the cancellation and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

               SECTION 5.08 HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be otherwise expressly required by law.

               SECTION 5.09 SHARES HELD FOR THE ACCOUNT OF A SPECIFIED PERSON OR PERSONS. The Board of Directors, in the manner provided by law, may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.

               SECTION 5.10 TRANSFER AGENTS, REGISTRARS AND PAYING AGENTS. The Board of Directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or without the State of New Mexico. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI
                                  MISCELLANEOUS

               SECTION 6.01 VOTING OF SECURITIES BY THE CORPORATION. Unless otherwise provided by resolution of the Board of Directors, on behalf of the Corporation the President or any Vice-President shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the shareholders of any other Corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the President or any Vice-President, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board of Directors.

               SECTION 6.02 SEAL. The corporate seal of the Corporation shall be in such form as adopted by the Board of Directors, and any officer of the Corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Corporation.

               SECTION 6.03  FISCAL YEAR.  The fiscal year of the
     Corporation shall be as established by the Board of Directors.

               SECTION 6.04 DIVIDENDS. The Board of Directors may declare dividends payable out of lawfully available funds, whenever in the exercise of its discretion it may deem such declaration advisable, subject to the provisions of any applicable law. Such dividends may be paid in cash, property or shares of the Corporation.

               SECTION 6.05 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

               SECTION 6.06 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

               SECTION 6.07 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as is provided in these By-laws or as may be provided from time to time by the Board of Directors.

               SECTION 6.08 DEPOSITS. All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

               SECTION 6.09 NOTICES. Whenever the provisions of applicable laws, the Articles of Incorporation or these By-laws require notice to be given to any Director or officer, such provision shall not be construed to mean personal notice; unless specifically required by statute, such notice may be given in writing by depositing the same in a post office or letter box, in a first class mail prepaid sealed wrapper, addressed to such Director or officer at his or her address as the same appears upon the books of the Corporation, and the time when the same shall be received shall be deemed to be the time of the giving of such notice. Such notice may also be given by prepaid telegram or by telephone.

               SECTION 6.10 INSPECTORS OF ELECTIONS. At any shareholders meeting or any adjournment thereof, inspectors of election may be appointed to act at such meeting by the Chairman of the Board, or the proctor if one is appointed.

               The inspectors shall determine the number of shares outstanding, the voting power of each of such shares, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies for such shares they shall receive for votes, ballots, or consents, and shall hear and determine all challenges and questions in any way arising in connection with the right to vote at such meeting; and they shall count and tabulate all votes or consents, determine the results, and perform such further services as may be proper to insure fairness to all shareholders. The decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all.

               On request of the Chairman of the Board or any of the share-holders or their proxy, the inspectors shall make a report in writing of any challenge on matters determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by any such inspector is prima facie evidence of the facts stated therein.

               SECTION 6.11 AMENDMENTS. The Directors may amend or repeal these By-laws except to the extent that the Articles of Incorporation reserve such powers exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing a particular By-law provision, provide expressly that the Directors may not amend or repeal such By-law. The shareholders may amend or repeal the By-laws even though the By-laws may also be amended or repealed by the Directors.

               The undersigned, President and Secretary of the Corporation, certify that these By-laws were duly adopted by unanimous vote of the Board of Directors at its meeting held on November 5, 1990.



                                        /s/Brent Therrien
                                        ---------------------
                                        BRENT THERRIEN
                                        President


     ATTEST:


     /s/Janice Therrien
     ---------------------
     JANICE THERRIEN
     Secretary




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